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                         SECOND AMENDMENT TO CREDIT AGREEMENT

    THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT"), dated as of March 25, 1994, is entered into by and between MARSHALL INDUSTRIES, a California corporation (the "COMPANY"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "BANK").

                                       RECITALS

    A. The Bank and the Company are parties to a Credit Agreement dated as of March 1, 1993, which was amended by a First Amendment to Credit Agreement dated as of May 3, 1993 (as amended, the "CREDIT AGREEMENT"), pursuant to which the Bank has extended certain credit facilities to the Company.

    B. The Company desires to invest 151,000,000 French Francs (approximately $27,000,000 U.S.) in Eurotronics, a holding company that owns Sonepar Electronique International's various electronics distributor companies in Europe.

    C. The Company has requested that the Bank agree to certain amendments of the Credit Agreement to permit the foregoing. The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

    NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

    2.   AMENDMENT TO CREDIT AGREEMENT.

         (a) Subsection 7.03(c) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it in full as follows:

         "(c) The Company may merge with another entity, or enter into joint ventures, or acquire the assets or business of any Person, or invest in Affiliates, but only to the extent that the aggregate consideration paid in cash or promissory notes in connection with all such mergers, joint ventures, acquisitions, or investments in Affiliates does not exceed (i) $5,000,000, during the period from the Effective Date through the first anniversary thereof, and (ii) ten percent (10%) of the Tangible Net Worth as of the end of the immediately preceding fiscal year, during each one year period after the first anniversary of the Effective Date; PROVIDED, HOWEVER, that the Company may

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    invest 151,000,000 French Francs (but in any event not more than $30,000,000
    U.S.) in Eurotronics pursuant to the letter of intent dated February 4, 1994 between Sonepar Electronique International and the Company, a true and correct copy of which has been provided to the Bank."

    (b) Section 7.04 of the Credit Agreement is hereby amended by deleting the amount "$55,000,000" and inserting in lieu thereof the amount "$80,000,000".

    3.   REPRESENTATIONS AND WARRANTIES.    The Company hereby represents and
warrants to the Bank as follows:

         (a)  No Default or Event of Default has occurred and is continuing.

         (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid, and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

         (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

         (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other person.

    4.   EFFECTIVE DATE.     This Amendment will become effective as of March
25, 1994 (the "EFFECTIVE DATE"), PROVIDED THAT each of the following conditions precedent has been satisfied:

         (a) The Bank has received from the Company a duly executed original of this Amendment.

         (b) The Bank has received from the Company a copy of a resolution passed by the board of directors of the Company, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

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    5.   MISCELLANEOUS.

         (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

         (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

         (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

         (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in writing executed by both of the parties hereto.

         (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

         (g) The Company covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.

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    IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first above written.


                                       MARSHALL INDUSTRIES

                                       By: /s/ Henry W. Chin
                                          -------------------------------------

                                       Title:  Vice President, Finance
                                             ----------------------------------

                                       By: /s/ Robert Rodin
                                          -------------------------------------

                                       Title:  President
                                             ----------------------------------

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION

                                       By:  /s/ Mark W. Bigley
                                          -------------------------------------
                                            Mark W. Bigley
                                            Vice President